Exhibit 10.2
AMENDMENT NO. 6
Dated as of December 20, 2016
to
SECOND AMENDED AND RESTATED SENIOR SECURED NOTE PURCHASE AGREEMENT
Dated as of May 9, 2013
THIS AMENDMENT NO. 6 (“Amendment”) is made as of December 20, 2016 by and among Encore Capital Group, Inc. (the “Company”) and the undersigned holders of Notes (the “Noteholders”). Reference is made to that certain Second Amended and Restated Senior Secured Note Purchase Agreement, dated as of May 9, 2013, between the Company, on the one hand, and the Purchasers named therein, on the other hand (as amended by (a) that certain Amendment No. 1 to Second Amended and Restated Senior Secured Note Purchase Agreement, dated as of May 29, 2013, (b) that certain Amendment No. 2 to Second Amended and Restated Senior Secured Note Purchase Agreement, dated as of February 25, 2014, (c) that certain Amendment No. 3 to Second Amended and Restated Senior Secured Note Purchase Agreement, dated as of August 1, 2014, (d) that certain Amendment No. 4 to Second Amended and Restated Senior Secured Note Purchase Agreement, dated as of July 9, 2015, and (e) that certain Amendment No. 5 to Second Amended and Restated Senior Secured Note Purchase Agreement, dated as of March 24, 2016, and as the same may be further amended, supplemented or otherwise modified from time to time, the “Note Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Note Agreement.
WHEREAS, the Company has requested that the Noteholders agree to certain amendments with respect to the Note Agreement as provided in this Amendment; and
WHEREAS, the Noteholders party hereto have agreed to such amendments on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Noteholders party hereto have agreed to enter into this Amendment.
1.    Amendments to Note Agreement. Effective as of the Effective Date, the Note Agreement is hereby amended as follows:
(a)    Section 9.2 is amended and restated, as follows:
9.2    Conduct of Business. The Company will, and will cause each Restricted Subsidiary to, (i) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is conducted on the Closing Date, and (ii) do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or

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organization, as the case may be, as in effect on the Closing Date, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except (i) as permitted by Section 10.2, and (ii) to the extent that the failure to maintain any of the foregoing could not reasonably be expected to have a Material Adverse Effect.
(b)    Section 9.4 is amended and restated, as follows:
9.4    Insurance. The Company will, and will cause each Restricted Subsidiary to, maintain with financially sound and reputable insurance companies insurance on their Property in such amounts, subject to such deductibles and self-insurance retentions, and covering such risks as is consistent with sound business practice. The Company shall deliver to the Collateral Agent endorsements in form and substance reasonably acceptable to the Collateral Agent to all general liability and other liability policies naming the Collateral Agent as an additional insured. The Company shall furnish to any holder of Notes such additional information as such holder may reasonably request regarding the insurance carried by the Company and its Restricted Subsidiaries. In the event the Company or any of its Restricted Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required herein or to pay any premium in whole or in part relating thereto, then the Collateral Agent, without waiving or releasing any obligations or resulting Event of Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Collateral Agent deems advisable. All sums so disbursed by the Collateral Agent shall constitute part of the Secured Obligations, payable as provided in this Agreement.
Without limiting the foregoing, the Company will, and will cause the applicable Credit Party to (i) maintain, if available, fully paid flood hazard insurance on all real property that is located in a Flood Hazard Area and that constitutes Collateral, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Required Holders, (ii) furnish to the holders of the Notes evidence of the renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof, and (iii) furnish to the holders of the Notes prompt written notice of any redesignation of any such improved Mortgage Property into or out of a Flood Hazard Area. The Company will promptly deliver to any holder of a Note, at such holder’s request, evidence satisfactory to such holder that such insurance has been procured and is being maintained as herein required.
(c)    Sections 9.7 and 9.8 are amended and restated, as follows:
9.7    Guarantors. The Company shall cause each of its Restricted Subsidiaries (other than Immaterial Subsidiaries) to guarantee pursuant to the Multiparty Guaranty or supplement or counterpart thereto (or, in the case of a Foreign Subsidiary, any other guaranty agreement requested by the Required Holders) the obligations of the Company evidenced by the Notes and under the other Transaction Documents. In furtherance of the above, after the formation or acquisition of any Restricted Subsidiary or the occurrence of a Subsidiary Redesignation, the Company shall promptly (and in any event upon the earlier of (x) such time as such Restricted Subsidiary becomes a guarantor, co-borrower or other obligor under the Credit Agreement and (y) within 45 days after such formation or acquisition or such Subsidiary Redesignation): (i) provide written notice to the holders of

Notes upon any Person becoming a Subsidiary, setting forth information in reasonable detail describing all of the assets of such Person; (ii) cause such Person (other than any Immaterial Subsidiary) to execute a supplement or counterpart to the Multiparty Guaranty and such other Collateral Documents as are necessary for the Company and its Subsidiaries to comply with Section 9.8; (iii) cause the Applicable Pledge Percentage of the issued and outstanding equity interests of such Person and each other Pledge Subsidiary to be delivered to the Collateral Agent (together with undated stock powers signed in blank, if applicable) and pledged to the Collateral Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge and Security Agreement (or joinder or other supplement thereto) and otherwise in form reasonably acceptable to the Required Holders; and (iv) deliver such other documentation as the Required Holders may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other authority documents of such Person and, to the extent requested by the Required Holders, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Required Holders. Notwithstanding the foregoing, no Foreign Subsidiary shall be required to execute and deliver the Multiparty Guaranty (or supplement thereto) or such other guaranty agreement if such execution and delivery would cause a Deemed Dividend Problem or a Financial Assistance Problem with respect to such Foreign Subsidiary and, in lieu thereof, the Company and the relevant Restricted Subsidiaries shall provide the pledge agreements required under this Section 9.7 or Section 9.8. Notwithstanding the foregoing, the Company will be required to comply with this Section 9.7 with respect to any Immaterial Subsidiary if it ceases to be an Immaterial Subsidiary under the terms of the definition thereof.
9.8    Collateral. The Company will cause, and will cause each other Credit Party to cause, all of its owned Property to be subject at all times to first priority, perfected Liens in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of the Intercreditor Agreement and the Collateral Documents, subject in any case to Liens permitted by Section 10.6 hereof (it being understood and agreed that (a) no control agreements will be required hereunder in respect of bank accounts, and (b) Mortgages and Mortgage Instruments will only be required hereunder in respect of Mortgaged Properties). Notwithstanding anything herein to the contrary, if any improvement on a Mortgaged Property is located in a Flood Hazard Area, no Mortgage will be executed or recorded with respect to such Mortgaged Property pursuant to this Agreement unless the holders of the Notes have received written notice of such Mortgage at least 30 days prior to such execution or recording and the Required Holders have confirmed that their flood insurance due diligence and flood insurance compliance has been completed in a manner satisfactory to the Required Holders (such confirmation not to be unreasonably withheld or delayed). Without limiting the generality of the foregoing, the Company: (i) will cause the Applicable Pledge Percentage of the issued and outstanding equity interests of each Pledge Subsidiary directly owned by the Company or any other Credit Party to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or such other security documents as the Collateral Agent shall reasonably request; and (ii) will, and will cause each Guarantor to, deliver Mortgages and Mortgage Instruments with respect to real property owned by the Company or such Guarantor to the extent, and within such time period as is, reasonably required by the Collateral Agent. Notwithstanding the foregoing, no pledge agreement in respect of the equity interests of a Foreign Subsidiary shall be required hereunder to the extent such pledge thereunder is prohibited by applicable law or counsel to the holders of the Notes reasonably determines that such pledge would not provide material credit support for the benefit of the Secured Parties pursuant to legally valid, binding and enforceable pledge agreements.
(d)    Section 10.3 is amended by (i) inserting “and” immediately following the semi-colon at the end of clause 10.3.5 thereof, (ii) deleting the “; and” at the end of clause 10.3.6 thereof and replacing such deletion with a period, and (iii) deleting clause 10.3.7 thereof.
(e)    Section 10.4 is amended by (i) amending and restating clauses 10.4.6 through and including 10.4.11 thereof, and (ii) inserting a new clause 10.4.12, as follows:
10.4.6    creation of, or Investment in, a Restricted Subsidiary (other than a Foreign Subsidiary that is not a Credit Party) and in respect of which the Company has otherwise complied with Sections 9.7 and 9.8, provided that such investment shall be permitted only to the extent that, after giving effect to such investment, (i) no Default shall exist and be continuing and (ii) the Company shall be in compliance with Sections 10.12 and 10.13 on a pro-forma basis as if the Investment occurred on the first day of the applicable period being tested pursuant to such Sections;
10.4.7    Investments constituting Indebtedness permitted by Section 10.5.5, Section 10.5.6 or Section 10.5.7;
10.4.8    Investments by a Credit Party in another Credit Party;
10.4.9    Investments of the Company or any of its Restricted Subsidiaries; provided that the sum of (x) $180,127,845 plus (y) the aggregate amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) of all Investments made on or after the Amendment No. 4 Effective Date pursuant to this clause 10.4.9 shall not, at the time of the making of the proposed Investment, exceed the greater of (1) an amount equal to 200% of the Consolidated Net Worth (determined as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.1.1 or 7.1.2, as applicable) of the Company and its Restricted Subsidiaries and (2) an amount such that, after giving effect on a pro forma basis to the making of such Investment and the incurrence of any Indebtedness in connection therewith, the Cash Flow Leverage Ratio (determined as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.1.1 or 7.1.2, as applicable) is less than 1.25:1.00;
10.4.10    Investments made by any Foreign Subsidiary that is not a Credit Party in any other Foreign Subsidiary that is not a Credit Party;
10.4.11    Investments made by any Domestic Subsidiary that is not a Credit Party in any other Domestic Subsidiary that is not a Credit Party; and
10.4.12    Subject to Section 10.19, Investments of the Company and its Restricted Subsidiaries in Persons organized under the laws of Canada in an amount not to exceed $50,000,000 in the aggregate.

(f)    Section 10.5 is amended by amending and restating each of clauses 10.5.4, 10.5.5 and 10.5.15, as follows:
10.5.4    secured or unsecured purchase money Indebtedness (including Capitalized Leases) incurred by the Company or any of its Restricted Subsidiaries after the Sixth Amendment Effective Date to finance the acquisition of assets used in its business, if (1) the total of all such Indebtedness for the Company and its Restricted Subsidiaries taken together incurred on or after the Sixth Amendment Effective Date, when aggregated with the Indebtedness permitted under Section 10.5.9, shall not exceed an aggregate principal amount of $20,000,000 at any one time outstanding (excluding Capitalized Leases, which shall not be subject to any dollar limitation under this Section 10.5.4), (2) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed, (3) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, and (4) any Lien securing such Indebtedness is permitted under Section 10.6 (such Indebtedness being referred to herein as “Permitted Purchase Money Indebtedness”);
10.5.5    Indebtedness arising from intercompany loans and advances (i) made by any Subsidiary to any Credit Party; provided that the Company agrees (and will cause each of its Subsidiaries to agree) that all such Indebtedness owed to any Unrestricted Subsidiary by any Credit Party shall be expressly subordinated to the Secured Obligations pursuant to subordination provisions reasonably acceptable to the Required Holders, (ii) made by any Credit Party to any other Credit Party, (iii) made by the Company or any Restricted Subsidiary to any Restricted Subsidiary solely for the purpose of facilitating, in the ordinary course of business consistent with past practice as of the Closing Date, the payment of fees and expenses in connection with collection actions or proceedings or (iv) made by the Company or any Restricted Subsidiary to any Unrestricted Subsidiary to the extent such loan would be permitted as an investment in compliance with Section 10.4.9;
10.5.15    additional unsecured Indebtedness, Subordinated Indebtedness or Junior Lien Indebtedness of the Company or any of its Restricted Subsidiaries, to the extent not otherwise permitted under this Section 10.5; provided, however, that (i) the aggregate principal amount of such additional Indebtedness shall not exceed $1,100,000,000, (ii) such Indebtedness shall not mature, and shall not be subject to any scheduled mandatory prepayment, redemption or defeasance, in each case prior to five (5) years from the date of issuance of such Indebtedness, (iii) if such Indebtedness is Subordinated Indebtedness, the terms of subordination thereof shall be reasonably acceptable to the Required Holders, and (iv) if such Indebtedness is Junior Lien Indebtedness (x) the aggregate principal amount of such Junior Lien Indebtedness shall not exceed $400,000,000 and (y) such Junior Lien Indebtedness under this clause (iv) shall be on terms and conditions and subject to intercreditor arrangements, in each case, reasonably acceptable to the Required Holders;
(g)    Section 10.5 is amended to delete clause 10.5.16 thereof and to replace such section with “[intentionally omitted]”.
(h)    Section 10.6 is amended by amending and restating clause 10.6.2, as follows:
10.6.2    Liens for taxes, assessments or governmental charges or levies on its Property if the same (i) shall not at the time be delinquent or thereafter can be paid without penalty, (ii) are disclosed on Schedule 10.6, or (iii) are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books;
(i)    Section 10.6 is amended by amending and restating clauses 10.6.13 through and including 10.6.16 thereof, as follows:
10.6.13    Liens existing on any asset prior to the acquisition thereof by the Company or any Restricted Subsidiary and not created in contemplation thereof; provided that such Liens do not encumber any other Property;
10.6.14    Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted under Sections 10.6.9 through 10.6.13; provided that (a) such Indebtedness is not secured by any additional assets, and (b) the amount of such Indebtedness secured by any such Lien is not increased;
10.6.15    Liens on the Collateral securing Junior Lien Indebtedness permitted by clause (iv) of Section 10.5.15; provided that the holder(s) of such Junior Lien Indebtedness and the Collateral Agent shall have entered into an intercreditor agreement with respect to such Liens (and the assets subject to such Liens) that is in form and content reasonably acceptable to the Required Holders;
10.6.16    Liens securing Indebtedness permitted by Section 10.5.17; provided that the holder(s) of such Indebtedness and the Collateral Agent shall have entered into an intercreditor agreement with respect to such Liens (and the assets subject to such Liens) that is in form and content reasonably acceptable to the Required Holders;
(j)    Section 10.6 is further amended by amending and restating clause 10.6.18 thereof, as follows:
10.6.18    Liens securing Subordinated Indebtedness of the Company or any of its Restricted Subsidiaries permitted under Section 10.5.15; provided that the lenders or investors providing such Indebtedness, or a representative acting on behalf of the lenders or investors providing such Indebtedness, shall have entered into a customary intercreditor agreement reasonably satisfactory to the Required Holders;
(k)    Section 10.9 is amended and restated, as follows:
10.9    Subsidiary Covenants. The Company will not, nor will it permit any Credit Party to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Credit Party (i) to pay dividends or make any other distribution on its stock, (ii) to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary, (iii) to make loans or advances or other Investments in the Company or any other Restricted Subsidiary, or (iv) to sell, transfer or otherwise convey any of its property to the Company or any other Restricted Subsidiary, other than (A) customary restrictions on transfers, business changes or similar matters relating to earn out obligations in connection with Permitted Acquisitions, and (B) as provided in this Agreement and the Credit Agreement.
(l)    Section 10.11 is amended and restated, as follows:

10.11    Subordinated Indebtedness and Junior Lien Indebtedness. The Company will not, nor will it permit any Restricted Subsidiary to, directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness and/or any Junior Lien Indebtedness. Furthermore, the Company will not, and will not permit any Restricted Subsidiary to, amend, supplement or otherwise modify the Subordinated Indebtedness Documents or Junior Lien Indebtedness Documents or any document, agreement or instrument evidencing any Indebtedness incurred pursuant to the Subordinated Indebtedness Documents or Junior Lien Indebtedness Documents (or any replacements, substitutions, extensions or renewals thereof) or pursuant to which such Indebtedness is issued where such amendment, supplement or other modification provides for the following or which has any of the following effects:
(i)    increases the overall principal amount of any such Indebtedness or increases the amount of any single scheduled installment of principal or interest;
(ii)    shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions;
(iii)    shortens the final maturity date of such Indebtedness or otherwise accelerates the amortization schedule with respect to such Indebtedness;
(iv)    increases the rate of interest accruing on such Indebtedness;
(v)    provides for the payment of additional fees or increases existing fees or changes any profit sharing arrangements to the detriment of the Company or any other Credit Party;
(vi)    amends or modifies any financial or negative covenant (or covenant which prohibits or restricts the Company or any of its Restricted Subsidiaries from taking certain actions) in a manner which is more onerous or more restrictive in any material respect to the Company or such Restricted Subsidiary or which is otherwise materially adverse to the Company, its Restricted Subsidiaries and/or the holders of Notes or, in the case of any such covenant, which places material additional restrictions on the Company or such Restricted Subsidiary or which requires the Company or such Restricted Subsidiary to comply with more restrictive financial ratios or which requires the Company to better its financial performance, in each case from that set forth in the existing applicable covenants in the Subordinated Indebtedness Documents, the Junior Lien Indebtedness Documents or the applicable covenants in this Agreement; or
(vii)    amends, modifies or adds any affirmative covenant in a manner which (a) when taken as a whole, is materially adverse to the Company, its Restricted Subsidiaries and/or the holders of Notes, or (b) is more onerous than the existing applicable covenant in the Subordinated Indebtedness Documents, the Junior Lien Indebtedness Documents or the applicable covenant in this Agreement.
(m)    Sections 10.12 and 10.13 are amended and restated, as follows:
10.12    Leverage Ratios.

10.12.1    Cash Flow Leverage Ratio. The Company will not at any time permit the ratio (the “Cash Flow Leverage Ratio”) of (i) Consolidated Funded Indebtedness at such time to (ii) Consolidated EBITDA for the then most-recently ended four fiscal quarters to be greater than (a) 2.50 to 1.00 before December 31, 2016, or (b) 3.00 to 1.00 on or after December 31, 2016.
The Cash Flow Leverage Ratio shall be calculated: (i) based upon (a) Consolidated Funded Indebtedness at the applicable time of determination, and (b) for Consolidated EBITDA, the actual amount as of the last day of each fiscal quarter for the most recently ended four consecutive fiscal quarters; and (ii) giving pro forma effect to any Material Acquisition and Material Disposition. For purposes of this Section 10.12.1 and Section 10.12.2, “Material Acquisition” means any Acquisition or series of related Acquisitions that involves the payment of consideration by the Company and its Restricted Subsidiaries in excess of $10,000,000; and “Material Disposition” means any Asset Sale or series of related Asset Sales that yields gross proceeds to the Company or any of its Restricted Subsidiaries in excess of $10,000,000.
10.12.2    Cash Flow First Lien Leverage Ratio. The Company will not at any time permit the ratio (the “Cash Flow First Lien Leverage Ratio”) of (i) Consolidated First Lien Indebtedness at such time to (ii) Consolidated EBITDA for the then most-recently ended four fiscal quarters to be greater than 2.00 to 1.00; provided that the Cash Flow First Lien Leverage Ratio may exceed 2.00 to 1.00, so long as it does not exceed 2.25 to 1.00, for the period (the “Relief Period”) commencing on any date after the Sixth Amendment Effective Date on which the Company or any of its Restricted Subsidiaries has consummated a Permitted Acquisition in which the Purchase Price is $100,000,000 or more (a “Trigger Acquisition”) and continuing until (but excluding) the end of the second full fiscal quarter immediately succeeding the fiscal quarter during which the Trigger Acquisition occurred; provided, further, that the maximum permitted Cash Flow First Lien Leverage Ratio shall return to 2.00 to 1.00 on and after the end of the second full fiscal quarter immediately succeeding the fiscal quarter during which the Trigger Acquisition occurred; provided, further, that following the termination of any Relief Period, no subsequent Relief Period shall be permitted to occur for purpose of the initial proviso of this Section 10.12.2 unless and until the Cash Flow First Lien Leverage Ratio is less than or equal to 2.00 to 1.00 as of the end of at least one fiscal quarter following the most recent Relief Period.
The Cash Flow First Lien Leverage Ratio shall be calculated: (i) based upon (a) Consolidated First Lien Indebtedness at the applicable time of determination, and (b) for Consolidated EBITDA, the actual amount as of the last day of each fiscal quarter for the most recently ended four consecutive fiscal quarters; and (ii) giving pro forma effect to any Material Acquisition and Material Disposition.
10.12.3    Minimum Net Worth. The Company will not permit the Consolidated Net Worth of the Company and its Restricted Subsidiaries to be less than the sum of (i) a dollar amount equal to $367,102,500, plus (ii) 50% of such Consolidated Net Income earned in each fiscal quarter beginning with the quarter ending December 31, 2016 (without deduction for losses), plus (iii) 100% of the amount by which the Company’s “total stockholders’ equity” is increased after December 31, 2016 as a result of the issuance or sale by the Company or any of its Restricted Subsidiaries of, or the conversion of any Indebtedness of such Person into, any equity interests (including warrants and similar investments) in such Person, minus (iv) amounts expended by the Company and its Restricted Subsidiaries to repurchase the Company’s capital stock (x) for the period after September 30, 2016 through and including the Sixth Amendment Effective Date and (y) for all periods after the Sixth Amendment Effective Date to the extent such repurchases are permitted under Section 10.1(v).
10.13    Interest Coverage Ratio. The Company will not permit the ratio, determined as of the end of each of its fiscal quarters (commencing with the fiscal quarter ending December 31, 2016) for the then most-recently completed four fiscal quarters, of (i) Consolidated EBIT, to (ii) Consolidated Interest Expense, in each case as of the end of such period, to be less than 1.75 to 1.00.
(n)    Section 10.19 is amended and restated, as follows:
10.19    Acquisition of Foreign Receivables. The Company will not, nor will it permit any Restricted Subsidiary to, (i) acquire any Receivable denominated in a currency other than Dollars, (ii) acquire any Receivable with respect to which the debtor is a resident of a jurisdiction other than the United States of America, (iii) acquire any Person which owns any Receivable denominated in a currency other than Dollars or any Receivable with respect to which the debtor is a resident of a jurisdiction other than the United States of America (other than any Person which, contemporaneously with or immediately subsequent to the acquisition thereof, is designated as an Unrestricted Subsidiary in accordance with this Agreement), or (iv) acquire any Person organized under the laws of any jurisdiction other than the United States of America or any state thereof (other than any Person which, contemporaneously with or immediately subsequent to the acquisition thereof, is designated as an Unrestricted Subsidiary in accordance with this Agreement), if, after giving effect to such acquisition, the aggregate outstanding book value (without duplication) of all such Receivables (in the case of clauses (i) and (ii)), all such Receivables owned by such Person (in the case of clause (iii)) and any and all Receivables owned by such Person (in the case of clause (iv)) would exceed in the aggregate 40% of the total book value of all Receivables of the Company and its Restricted Subsidiaries at any time.
(o)    Section 21.3 is amended and restated, as follows:
21.3    Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with Agreement Accounting Principles. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with Agreement Accounting Principles, and (ii) all financial statements shall be prepared in accordance with Agreement Accounting Principles. Notwithstanding anything to the contrary contained in this Section or the definition of “Capitalized Lease,” in the event of an accounting change requiring all leases to be capitalized, only those leases that would constitute Capitalized Leases on the Sixth Amendment Effective Date (assuming for purposes hereof that they were in existence on the Sixth Amendment Effective Date) shall be considered Capitalized Leases and all calculations and deliverables under this Agreement shall be made or delivered, as applicable, in accordance therewith (provided that together with all financial statements delivered to the holders of the Notes in accordance with the terms of this Agreement after the date of such accounting change, the Company shall deliver a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such accounting change).
(p)    Schedule B of the Note Agreement is amended to delete the following existing definitions set forth therein: “Adjusted Operating Expenses,” “Advance Rate Measurement Date;” “Blocked Propel Subsidiary;” “Blue Ridge Acquisition;” “Cash Flow Secured Leverage Ratio;” “Consolidated Secured Funded Indebtedness;” “Cost to Collect;” “Propel Acquisition;” “Propel Acquisition LLC;” “Propel Disposition;” “Propel Group;” “Propel Indebtedness;” “Propel Stock Purchase Agreement;” and “Tax Liens.”
(q)    Schedule B of the Note Agreement is amended to amend and restate the following existing definitions set forth therein, or to insert the following new definitions in their proper alphabetical order, as applicable:
““Acquisition” means any transaction or any series of related transactions, other than a Permitted Restructuring or purchases or acquisitions of Receivables Portfolios in the ordinary course of business, consummated on or after the Closing Date, by which the Company or any of its Restricted Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise, or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding ownership interests of a partnership or limited liability company of any Person; provided, however, that the following shall not be considered an “Acquisition”: (a) any asset purchase consisting solely of Receivables Portfolios; and (b) the purchase of equity interests of an entity (1) the assets of which consist solely of Receivables and other Immaterial Assets which are used by such entity in connection with managing such receivables, (2) which conducts no business other than managing the Receivables held by such entity, and (3) which has no Indebtedness.
“Advance Rate” means, as of any date of determination on and after the Sixth Amendment Effective Date, 35%, provided that the Advance Rate to be applied with respect to the Estimated Remaining Collections from Debtor Receivables shall in all events be 55%.
“Aggregate Revolving Commitment” means the aggregate revolving commitment under the Credit Agreement.
“Amortized Collections” means, for any period, the aggregate amount of collections from receivable portfolios (including that portion attributable to sales of receivables) of the Company and its Restricted Subsidiaries calculated on a consolidated basis for such period, in accordance with Agreement Accounting Principles, that are not included in consolidated revenues by reason of the application of such collections to principal of such receivable portfolios (for purposes of illustration only, the Amortized Collections have been most recently identified in the amount of $452,226,000 as “Amortized Collections” in the Company’s compliance certificate delivered pursuant to Section 7.1.4 for the twelve-month period ended September 30, 2016).
“Asset Sale” means, with respect to the Company or any Restricted Subsidiary, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a Sale and Leaseback Transaction, and including the sale or other transfer of any of the capital stock or other equity interests of such Person or any Restricted Subsidiary of such Person) to any

Person other than the Company or any of its Wholly-Owned Subsidiaries other than (i) the sale of Receivables in the ordinary course of business, (ii) the sale or other disposition of any obsolete, excess, damaged or worn-out Equipment disposed of in the ordinary course of business, (iii) leases of assets in the ordinary course of business consistent with past practice, and (iv) from and after the Sixth Amendment Effective Date, sales or dispositions of assets outside the ordinary course of business with an aggregate fair market value not to exceed $20,000,000.
“Capitalized Lease” of a Person means, subject to Section 21.3, any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
“Cash Flow First Lien Leverage Ratio” is defined in Section 10.12.2.
“Cash Flow Leverage Ratio” has the meaning specified in Section 10.12.1.
“Consolidated EBIT” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense (whether actual or contingent), (ii) expense for taxes paid or accrued, (iii) any extraordinary losses, (iv) integration and restructuring related expenses (specifically excluding any such expenses related to acquisitions of Receivables Portfolios in the ordinary course of business) and expenses related to Permitted Acquisitions, and (v) settlement fees and related administrative expenses; provided that any such amounts described in the foregoing clauses (iv) and (v), individually or collectively, shall not exceed twenty percent (20%) of the amount of Consolidated EBIT for the relevant period (determined prior to giving effect to any such amounts that are added back); minus, to the extent included in Consolidated Net Income, (a) interest income, (b) any extraordinary gains, (c) the income of any Person (1) in which any Person other than the Company or any of its Restricted Subsidiaries has a joint interest or a partnership interest or other ownership interest, and (2) to the extent the Company or any of its Restricted Subsidiaries does not control the board of directors or other governing body of such Person or otherwise does not control the declaration of a dividend or other distribution by such Person, except in each case to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during the relevant period, and (d) the income of any Restricted Subsidiary of the Company to the extent that the declaration or payment of dividends or distributions (including via intercompany advances or other intercompany transactions but in each case up to and not exceeding the amount of such income) by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary, all calculated for the Company and its Restricted Subsidiaries on a consolidated basis.
“Consolidated EBITDA” means Consolidated Net Income plus, (1) to the extent not included in such revenue, Amortized Collections, and (2) to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense (whether actual or contingent), (ii) expense for taxes paid or accrued, (iii) depreciation expense, (iv) amortization expense, (v) any extraordinary losses, (vi) non-cash charges arising from compensation expense as a result of the adoption of amendments to Agreement Accounting Principles requiring certain stock based compensation to be recorded as an expense within the Company’s consolidated statement of operations, (vii) integration and restructuring related expenses (specifically excluding any such expenses related to acquisitions of Receivables Portfolios in the ordinary course of business) and expenses related to Permitted Acquisitions, and (viii) settlement fees and related administrative expenses; provided that any such amounts described in the foregoing clauses (vii) and (viii), individually or collectively, shall not exceed twenty percent (20%) of the amount of Consolidated EBITDA for the relevant period (determined prior to giving effect to any such amounts that are added back) minus, to the extent included in Consolidated Net Income, (a) interest income, (b) any extraordinary gains, (c) the income of any Person (1) in which any Person other than the Company or any of its Restricted Subsidiaries has a joint interest or a partnership interest or other ownership interest, and (2) to the extent the Company or any of its Restricted Subsidiaries does not control the board of directors or other governing body of such Person or otherwise does not control the declaration of a dividend or other distribution by such Person, except in each case to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during the relevant period, and (d) the income of any Restricted Subsidiary of the Company to the extent that the declaration or payment of dividends or distributions (including via intercompany advances or other intercompany transactions but in each case up to and not exceeding the amount of such income) by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, all calculated for the Company and its Restricted Subsidiaries on a consolidated basis.
“Consolidated First Lien Indebtedness” means, at any time of determination, the amount of Consolidated Funded Indebtedness outstanding at such time that is secured by a first priority Lien on any Property of the Company or its Restricted Subsidiaries.
“Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of the Sixth Amendment Effective Date, by and among the Company, the Lenders and the other Persons party thereto and SunTrust Bank, as administrative agent thereunder, as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time.
“Flood Hazard Area” means an area identified by the Federal Emergency Management Agency as an area having special flood hazards.
“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers, employees made in the ordinary course of business), extension of credit (other than Accounts arising in the ordinary course of business, but including Contingent Obligations with respect to any obligation or liability of another Person) or contribution of capital by such Person; stocks, bonds, mutual funds, limited liability company interests, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person; provided, however, that the following shall not be considered an “Investment”: (a) the purchase of equity interests of an entity (1) the assets of which consist solely of Receivables and other Immaterial Assets which are used by such entity in connection with managing such Receivables, (2) which conducts no business other than managing the Receivables held by such entity, and (3) which has no Indebtedness; and (b) Permitted Restructurings.
“Junior Lien Indebtedness” means Indebtedness of the Company or any of its Restricted Subsidiaries that is secured by Liens that are junior to the Liens of the Collateral Agent with respect to any of the Collateral.

“Junior Lien Indebtedness Documents” means any document, agreement or instrument evidencing any Junior Lien Indebtedness or entered into in connection with any Junior Lien Indebtedness.
“Sixth Amendment Effective Date” means December 20, 2016.
“Unrestricted Subsidiary” means (a) any Subsidiary designated by the Company as an “Unrestricted Subsidiary” hereunder by written notice to the holders of the Notes; provided that the Company shall only be permitted to so designate a Subsidiary as an Unrestricted Subsidiary if each of the following conditions is satisfied: (i) immediately before and after giving effect to such designation, (x) no Default or Event of Default shall have occurred and be continuing or shall exist and (y) the Company shall be in pro forma compliance with each of the covenants set forth in Sections 10.12 and 10.13 as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.1.1 or Section 7.1.2, as applicable, together with the consolidating financial statements relating thereto required under Section 7.1.3 (after giving effect to such designation of such Subsidiary as an Unrestricted Subsidiary), (ii) no Subsidiary may be designated as an Unrestricted Subsidiary if, after giving effect to such designation, it (or any of its Subsidiaries) (x) would be a “Restricted Subsidiary” for the purpose of the Credit Agreement or any other Material Indebtedness of the Company or a Restricted Subsidiary pursuant to which a Subsidiary may be designated an “Unrestricted Subsidiary” or (y) would be a co-borrower or guarantor (or provide security or any other form of credit enhancement) for the purpose of the Credit Agreement or any other Material Indebtedness of the Company or a Restricted Subsidiary, (iii) the designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Company therein at the date of designation in an amount equal to the greater of (I) the portion (proportionate to the Company’s direct or indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary (and any Subsidiaries thereof) and (II) the Fair Market Value of the Company’s direct or indirect equity interest in such Subsidiary, in each case at the time that such Subsidiary is designated an Unrestricted Subsidiary and the Company shall be permitted to make such Investment under Section 10.4.9, (iv) neither the Company nor any Restricted Subsidiary shall at any time be directly, indirectly or contingently liable for any Indebtedness or other liability of any Unrestricted Subsidiary, except to the extent the same would constitute a permitted Investment under Section 10.4.9, (v) any Subsidiary to be so designated does not (directly, or indirectly through its own Subsidiaries or otherwise) own any capital stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any Restricted Subsidiary, (vi) [reserved], and (vii) the Company shall have delivered to the holders of the Notes an officer’s certificate executed by a Responsible Officer of the Company, certifying compliance with each of the requirements of the preceding clauses (i) through (v) and (b) any Subsidiary of an Unrestricted Subsidiary. The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided that (A) immediately before and after such Subsidiary Redesignation, no Default or Event of Default shall have occurred and be continuing or shall exist, (B) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of such designation of any Indebtedness or Liens of such Subsidiary existing at such time, (C) the Company shall be in pro forma compliance with each of the covenants set forth in Sections 10.12 and 10.13 as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 7.1.1 or Section 7.1.2, as applicable, together with the consolidating financial statements relating thereto required under Section 7.1.3 (after giving effect to such Subsidiary Redesignation), (D) all representations and warranties contained herein and in the other Transaction Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Subsidiary Redesignation (both immediately before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, (E) such Subsidiary Redesignation shall constitute a return on any Investment by the Company in Unrestricted Subsidiaries that are subject to such Subsidiary Redesignation in an amount equal to the greater of (i) the portion (proportionate to the Company’s direct or indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary (and any Subsidiaries thereof) and (ii) the Fair Market Value of the Company’s direct or indirect equity interest in such Subsidiary, in each case at the date of such Subsidiary Redesignation of the Company’s or its Subsidiary’s (as applicable) Investment in such Subsidiary), (F) the Company shall cause the Subsidiary that is the subject of such Subsidiary Redesignation to comply with, to the extent applicable, Section 9.7 and 9.8, and (G) the Company shall have delivered to the holders of the Notes an officer’s certificate executed by a Responsible Officer of the Company, certifying compliance with the requirements of the preceding clauses (A) through (E); provided, further, that no Unrestricted Subsidiary that has been designated as a Restricted Subsidiary pursuant to a Subsidiary Redesignation may again be designated as an Unrestricted Subsidiary. For the avoidance of doubt, the results of operations, cash flows, assets and indebtedness or other liabilities of Unrestricted Subsidiaries will not be taken into account or consolidated with the accounts of any Credit Party or Restricted Subsidiary for any purpose under this Agreement (other than for the financial statements required to be delivered pursuant to Sections 7.1.1 and 7.1.2) or the other Transaction Documents, including for the purposes of determining any financial calculation contained in this Agreement.”
(r)    Schedules 5.6, 5.12, 10.5 and 10.6 of the Note Agreement are hereby amended and restated in their entirety by Schedules 5.6, 5.12, 10.5 and 10.6 attached hereto.
2.    Conditions of Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent (the date on which each of which has been satisfied or waived in writing being referred to in this Amendment as the “Effective Date”): (a) the Noteholders shall have received (i) counterparts of this Amendment, duly executed by the Company and the Required Holders, and the Consent and Reaffirmation attached hereto duly executed by the Guarantors, (ii) a fully executed copy of a corresponding amendment to the Credit Agreement, which shall be in form and substance reasonably satisfactory to the Required Holders, (iii) their ratable share of an amendment fee by wire transfer of immediately available funds in the aggregate amount of $14,000, and (iv) such other instruments, documents and documents as are reasonably requested by the Noteholders on or prior to the date of this Amendment in connection with this Amendment; and (b) the Company shall have paid, to the extent invoiced on or prior to the date of this Amendment, all fees and expenses of the Noteholders (including attorneys’ fees and expenses) in connection with this Amendment and the other Transaction Documents.
3.    Representations and Warranties of the Company. The Company hereby represents and warrants as follows:
(a)    The execution, delivery and performance by each Credit Party of this Amendment are within such Credit Party’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action. This Amendment has been duly executed and delivered by each Credit Party. This Amendment and the Note Agreement as amended hereby constitute legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms.

(b)    As of the date hereof and giving effect to the terms of this Amendment, (i) there exists no Default or Event of Default and (ii) the representations and warranties contained in Section 5 of the Note Agreement (as amended hereby) are true and correct, except for representations and warranties made with reference solely to an earlier date, which are true and correct as of such earlier date.
(c)    The execution and delivery of this Amendment by the Credit Parties, and performance by the Company of this Amendment and the Note Agreement, as amended hereby (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any organizational documents of, or any law applicable to, any Credit Party or any judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under the Note Agreement, the Credit Agreement, any other material agreement or other material instrument binding on any Credit Party or any of their assets, or give rise to a right under any of the foregoing agreements (other than the Credit Agreement) to require any payment to be made by any Credit Party, (iv) will not result in the creation or imposition of any Lien on any asset of any Credit Party, except Liens (if any) created under the Transaction Documents and (v) will not result in a material limitation on any licenses, permits or other governmental approvals applicable to the business, operations or properties of the Credit Parties.
4.    Reference to and Effect on the Note Agreement.
(a)    Upon the effectiveness hereof, each reference to the Note Agreement in the Note Agreement or any other Transaction Document shall mean and be a reference to the Note Agreement as amended hereby.
(b)    Except as specifically amended above, the Note Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)    Other than as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Noteholders, nor constitute a waiver of any provision of the Note Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
(d)    This Amendment shall constitute a “Transaction Document.”
5.    Release of Claims. In consideration of the amendments contained herein, each of the Credit Parties hereby waives and releases each of the Noteholders from any and all claims and defenses, known or unknown, existing as of the date hereof with respect to the Note Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. It is the intention of each of the Company and the Guarantors in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California (or any comparable provision of any other applicable law), which provides:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

6.    Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.
7.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
8.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

ENCORE CAPITAL GROUP, INC.

By:_/s/ Jonathan Clark____________________________________________
Name: Jonathan Clark
Title: Executive Vice President, CFO and Treasurer

Signature Page to Amendment No. 6
Encore Capital Group, Inc.
Second Amended and Restated Senior Secured Note Purchase Agreement dated as of May 9, 2013

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ Brad Wiginton
Vice President

PRUCO LIFE INSURANCE COMPANY

By: /s/ Brad Wiginton
Assistant Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By: PGIM, Inc., investment manager

By: /s/ Brad Wiginton
Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

By: PGIM, Inc., investment manager

By: /s/ Brad Wiginton
Vice President

Signature Page to Amendment No. 6
Encore Capital Group, Inc.
Second Amended and Restated Senior Secured Note Purchase Agreement dated as of May 9, 2013

CONSENT AND REAFFIRMATION
Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 6 to the Second Amended and Restated Senior Secured Note Purchase Agreement dated as of May 9, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”) by and between Encore Capital Group, Inc. (the “Company”) and the holders of Notes party thereto (the “Noteholders”), which Amendment No. 6 is dated as of December 20, 2016 (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Note Agreement. Without in any way establishing a course of dealing by any Noteholder, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Multiparty Guaranty, the Pledge and Security Agreement and any other Transaction Document executed by it and acknowledges and agrees that such agreement and each and every such Transaction Document executed by the undersigned in connection with the Note Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.
All references to the Note Agreement contained in the above-referenced documents shall be a reference to the Note Agreement as modified by the Amendment and as each of the same may from time to time hereafter be amended, modified or restated.

Dated: December 20, 2016

[Signature Page Follows]

SAN_FRANCISCO/#40767.4

MIDLAND CREDIT MANAGEMENT, INC.
MIDLAND INTERNATIONAL LLC
MIDLAND PORTFOLIO SERVICES, INC.
MIDLAND FUNDING LLC
MRC RECEIVABLES CORPORATION
MIDLAND FUNDING NCC-2 CORPORATION
ASSET ACCEPTANCE CAPITAL CORP.
ASSET ACCEPTANCE, LLC
ATLANTIC CREDIT & FINANCE, INC.

By: /s/ Jonathan Clark_________________________
Name: Jonathan Clark
Title: Treasurer

MIDLAND INDIA LLC By: /s/ Ashish Masih_________________________ Name: Ashish Masih Title: President
ASSET ACCEPTANCE RECOVERY SERVICES, LLC
ASSET ACCEPTANCE SOLUTIONS GROUP, LLC
LEGAL RECOVERY SOLUTIONS, LLC

By: /s/ Darin Herring_________________________
Name: Darin Herring
Title: Vice President, Operations

ATLANTIC CREDIT & FINANCE SPECIAL FINANCE UNIT, LLC ATLANTIC CREDIT & FINANCE SPECIAL FINANCE UNIT III, LLC By: /s/ Greg Call________________________ Name: Greg Call Title: Secretary

SCHEDULE 5.6
TAXES
The tax return of the Borrower and its subsidiaries for the period of January 1, 2012 through December 31, 2014 is currently being audited by the Florida Department of Revenue. The Borrower expects the audit to result in a tax liability in the amount of approximately $276,000 for which appropriate FIN 48 reserves have been made.

There are outstanding taxes payable by Asset Acceptance, LLC to the Unemployment Insurance Agency of the State of Michigan in an amount of approximately $316,000. Asset Acceptance, LLC is currently in the process of arranging for payment of these outstanding amounts and the release of the related tax liens.

SCHEDULE 5.12
MATERIAL AGREEMENTS

Third Amended and Restated Credit Agreement, dated as of December 20, 2016, by and among Encore Capital Group, Inc., as borrower, the several banks and other financial institutions and lenders from time to time party thereto (the “Lenders”), SunTrust Bank, as administrative agent, collateral agent, issuing bank and swingline lender, and the other agents party thereto.
Indenture dated as of November 27, 2012 between Encore Capital Group, Inc., as issuer, and Union Bank, N.A. as trustee.
Indenture dated as of June 24, 2013 among Encore Capital Group, Inc., as issuer, Midland Credit Management, Inc., as guarantor, and Union Bank, N.A. as trustee.

Indenture dated as of March 11, 2014 among Encore Capital Group, Inc., as issuer, Midland Credit Management, Inc., as guarantor, and Union Bank, N.A. as trustee.

SCHEDULE 10.5
EXISTING INDEBTEDNESS

None.

SCHEDULE 10.6
EXISTING LIENS

Jurisdiction Searched	Name Searched (as appears, if found)	Secured Party	File Number Date
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	KEY EQUIPMENT FINANCE INC.	70546051 filed 2/11/08
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	US BANCORP	70689760 filed 11/24/09
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	DELL FINANCIAL SERVICES L.L.C.	70713826 filed 2/3/10
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	CISCO SYSTEMS CAPITAL CORPORATION	70848903 filed 11/17/10
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANCORP EQUIPMENT FINANCE, INC.	70854794 filed 12/2/10
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	IBM CREDIT LLC	71051994 filed 11/26/11
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE	71086081 filed 1/24/12
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE	71105899 filed 3/1/12
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	IBM CREDIT LLC	71123447 filed 3/30/12
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	IBM CREDIT LLC	71123603 filed 3/30/12
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	IBM CREDIT LLC	71124650 filed 4/2/12
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE	71128909 filed 4/6/12
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	Cisco Systems Capital Corporation	6893994 filed 4/10/12
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE	71139559 filed 4/20/12
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE	71148097 filed 5/2/12
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE	71148105 filed 5/2/12
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE, A DVISION OF U.S. BANK NATIONAL ASSOCIAT	71149731 filed 5/4/12
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE, A DVISION OF U.S. BANK NATIONAL ASSOCIAT	71182559 filed 6/19/12
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE	71191162 filed 6/28/12

Jurisdiction Searched	Name Searched (as appears, if found)	Secured Party	File Number Date
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE	71207703 filed 7/23/12
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	IBM CREDIT LLC	71318823 filed 1/3/13
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	CIT FINANCE LLC	71320134 filed 1/4/13
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL ASSOCIATION	71331396 filed 1/17/13
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	Cisco Systems Capital Corporation	6967145 filed 1/31/13
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL ASSOCIATION	71368026 filed 3/14/13
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL ASSOCIATION	71410299 filed 5/8/13
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL ASSOCIATION	71453778 filed 7/1/13
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE	71496959 filed 8/22/13
Kansas, State	Midland Credit Management, Inc.	Western Alliance Equipment Finance, Inc.	7030844 filed 9/30/13
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	WESTERN ALLIANCE EQUIPMENT FINANCE, INC.	71537174 filed 10/17/13
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL ASSOCIATION	71543362 filed 10/28/13
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	WESTERN ALLIANCE EQUIPMENT FINANCE, INC.	71547447 filed 10/31/13
Kansas, State	Midland Credit Management, Inc.	Bank of the West	7045669 filed 11/27/13
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE	71577915 filed 12/20/13
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	BANK OF THE WEST	71617711 filed 2/18/14
Kansas, State	Midland Credit Management Inc.	Portfolio Recovery Associates, LLC	101438482 filed 2/18/14
Kansas, State	Midland Credit Management Inc.	Portfolio Recovery Associates, LLC	101438507 filed 2/18/14

Jurisdiction Searched	Name Searched (as appears, if found)	Secured Party	File Number Date
Kansas, State	Midland Credit Management Inc.	Portfolio Recovery Associates, LLC	101438523 filed 2/18/14
Kansas, State	Midland Credit Management Inc.	Portfolio Recovery Associates, LLC	101438549 filed 2/18/14
Kansas, State	Midland Credit Management Inc.	Portfolio Recovery Associates, LLC	101438565 filed 2/18/14
Kansas, State	Midland Credit Management Inc.	Portfolio Recovery Associates, LLC	101438581 filed 2/18/14
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL ASSOCIATION	71619675 filed 2/20/14
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	CISCO SYSTEMS CAPITAL CORPORATION	7067515 filed 2/26/14
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	BANK OF THE WEST	71628817 filed 3/3/14
Kansas, State	Midland Credit Management Inc.	Portfolio Recovery Associates, LLC	10504407 filed 3/3/14
Kansas, State	Midland Credit Management Inc.	Portfolio Recovery Associates, LLC	10504423 filed 3/6/14
Kansas, State	Midland Credit Management Inc.	Portfolio Recovery Associates, LLC	10504449 filed 3/6/14
Kansas, State	MIDLAND CREDIT MANAGEMENT INC.	U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL ASSOCIATION	7072267 filed 3/19/14
Kansas, State	MIDLAND CREDIT MANAGEMENT INC.	U.S. BANK EQUIPMENT FINANCE	71690551 filed 5/19/14
Kansas, State	MIDLAND CREDIT MANAGEMENT INC.	U.S. BANK EQUIPMENT FINANCE	71700798 filed 6/2/14
Kansas, State	MIDLAND CREDIT MANAGEMENT INC.	U.S. BANK EQUIPMENT FINANCE	71700806 filed 6/2/14
Kansas, State	MIDLAND CREDIT MANAGEMENT INC.	U.S. BANK EQUIPMENT FINANCE	71724111 filed 7/1/14
Kansas, State	Midland Credit Management, Inc.	Western Alliance Equipment Finance, Inc.	7099377 filed 7/25/14
Kansas, State	MIDLAND CREDIT MANAGEMENT INC.	WESTERN ALLIANCE EQUIPMENT FINANCE, INC.	71749506 filed 8/5/14
Kansas, State	MIDLAND CREDIT MANAGEMENT INC.	CIT FINANCE LLC	71805019 filed 10/23/14
Kansas, State	MIDLAND CREDIT MANAGEMENT INC.	BANK OF THE WEST	71841634 filed 12/17/14
Kansas, State	MIDLAND CREDIT MANAGEMENT INC.	WESTERN ALLIANCE EQUIPMENT FINANCE, INC. WESTERN ALLIANCE BANK	71845742 filed 12/23/14

Jurisdiction Searched	Name Searched (as appears, if found)	Secured Party	File Number Date
Kansas, State	MIDLAND CREDIT MANAGEMENT INC.	WESTERN ALLIANCE EQUIPMENT FINANCE, INC. WESTERN ALLIANCE BANK	71857739 filed 1/8/15
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	BANK OF THE WEST	71893072 filed 2/27/15
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	IBM CREDIT LLC	72114387 filed 12/29/14
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	CANON FINANCIAL SERVICES, INC.	72339174 filed 10/28/16

File #	File Date	Type of Filing	Amount Due	Debtor
LIBER 24026 PG209	05/13/2016	State Tax Lien (Michigan)	$2,088.90	Asset Acceptance, LLC
LIBER 24386 PG668	11/15/2016	State Tax Lien (Michigan)	$42,872.75	Asset Acceptance, LLC
LIBER 24386 PG667	11/15/2016	State Tax Lien (Michigan)	$158,879.55	Asset Acceptance, LLC
LIBER 24403 PG256	11/22/2016	State Tax Lien (Michigan)	$112,426.69	Asset Acceptance, LLC